UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 10, 2013

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

(Exact Name of Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware	16-6562496
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

DB Commodity Services LLC is the managing owner (the “Managing Owner”) of PowerShares DB G10 Currency Harvest Fund (the “Fund”). The Fund trades exchange traded futures on the currencies comprising the Deutsche Bank G10 Currency Future Harvest Index® – Excess Return (the “Index”), with a view to tracking the Index over time.

Deutsche Bank AG London is the sponsor of the Index (the “Index Sponsor”).

Following the British Banker Association’s decision to discontinue publishing the 3-month Libor rate for the Canadian Dollar and the Australian Dollar, starting June 2013, the Index will use the 3 month Canada Bankers Acceptance Rate and the Australian Bank Bill Short Term Rate 3 Month Mid, respectively, as the new market reference rates to perform the quarterly currency selection, as disclosed on the Index Sponsor’s website at index.db.com.

In order to account for the above change, the Managing Owner has adopted Amendment No. 2 dated May 10, 2013 to the Fourth Amended and Restated Declaration of Trust and Trust Agreement, dated as of November 12, 2012 of the Fund.

Except for the change of benchmark with respect to the Canadian Dollar and the Australian Dollar as described above, all other terms and conditions of the Index remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

4	Amendment No. 2 to Fourth Amended and Restated Declaration of Trust and Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC, its Managing Owner

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Executive Officer

	By:	/s/ Alex Depetris
	Name:	Alex Depetris
	Title:	Chief Operating Officer

Date: May 10, 2013

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